UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2006

DDS TECHNOLOGIES USA, INC.

(Exact Name of registrant as specified in its charter)

Nevada	1-15547	13-4253546
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 East Palmetto Park Road, Suite 510 Boca Raton, Florida	33432
(Address of principal executive office)	(Zip Code)

Registrant’s telephone number, including area code: (561) 750-4450

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

The Board of Directors of DDS Technologies USA, Inc. (“DDS” or the “Company”) has increased the compensation of Spencer L. Sterling, our Chairman, President and Chief Executive Officer. Mr. Sterling’s salary has been increased $20,000, effective May 1, 2006, to $200,000 per year. The Board also approved an annual cash bonus plan formula for Mr. Sterling with performance criteria based on 2006 equipment sales and gross margin targets.

The Board granted Mr. Sterling a fully vested option to purchase up to 750,000 shares of our common stock, $.0001 par value, over a 10 year period, at various exercise prices equal to or above the closing price of our common stock on the date of grant (May 16, 2006), 50,000 shares of which relate to his service as Chairman of the Board. In connection with such stock option grant, the Board and Mr. Sterling cancelled prior stock option grants to Mr. Sterling for the following share amounts and exercise prices: 400,000 shares at $7.00, 50,000 shares at $8.00 and 50,000 shares at $3.96.

The Board retains the right to pay other cash or option bonus amounts with performance criteria based on overall Company performance, but targets, goals and payouts determined in the Board’s discretion. The current objective would be to grant Mr. Sterling additional stock options, up to an aggregate total of 5% of the Company’s outstanding common stock on a fully diluted basis, as a component of his bonus compensation over the next several years.

A copy of the Stock Option Agreement, dated May 16, 2006, between DDS and Spencer L. Sterling is being filed as Exhibit 10.1 and is incorporated herein by this reference.

Item 3.02.	Unregistered Sales of Equity Securities.

DDS has filed a certificate of designation with respect to the Series A-1 Preferred Stock issued in connection with the recent exercise of Short Term Warrants issued by DDS a year ago in connection with its private placement of Series A convertible preferred stock, as described in DDS’ Form 8-K filed on April 20, 2006 with the Securities and Exchange Commission.

A copy of our Series A-1 Preferred Stock Certificate of Designation is being furnished as Exhibit 4.1 and is incorporated herein by this reference. Also, a copy of the form of Long Term Warrant issued in connection therewith is being furnished as Exhibit 4.2 and is incorporated herein by this reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In May 2005, DDS amended its Articles of Incorporation, increasing its authorized common stock, $.0001 par value, from 25,000,000 shares to 50,000,000 shares. A copy of the Certificate of Amendment to Articles of Incorporation is being furnished as Exhibit 3.1 and is incorporated herein by this reference. A copy of DDS’ Articles of Incorporation as amended and restated is being furnished as Exhibit 3.2 and is incorporated herein by this reference.

DDS’ Board of Directors has amended the Company’s Bylaws to delete the requirement in Article III, Section 3, for a standing Audit Committee and Corporate Governance Committee. The Board is retaining its Audit Committee, but it is eliminating all other Board committees.

The Board also has approved an amended Charter for its Audit Committee, a copy of which will be included with DDS’ next proxy statement.

A copy of our Bylaws as amended and restated is being furnished as Exhibit 3.3 and is incorporated herein by this reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
3.1	Certificate of Amendment to Articles of Incorporation of DDS Technologies USA, Inc., filed May 10, 2005, effective May 23, 2005

3.2	Articles of Incorporation of DDS Technologies USA, Inc., as amended and informally restated as of May 23, 2005

3.3	Bylaws of DDS Technologies USA, Inc., as amended and restated as of May 16, 2006

4.1	Certificate of Designation of Preferences, Rights and Limitations of Series A-1 6% Convertible Preferred Stock, dated May 16, 2006

4.2	Form of Long Term Warrant

10.1	Stock Option Agreement, dated as of May 16, 2006, by and between DDS Technologies USA, Inc. and Spencer L. Sterling

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DDS TECHNOLOGIES USA, INC.

Date: May 18, 2006	By:	/s/ Joseph N. Fasciglione
Joseph N. Fasciglione
Chief Financial Officer

Exhibit Index

Exhibit No.	Description
3.1	Certificate of Amendment to Articles of Incorporation of DDS Technologies USA, Inc., filed May 10, 2005, effective May 23, 2005

3.2	Articles of Incorporation of DDS Technologies USA, Inc., as amended and informally restated as of May 23, 2005

3.3	Bylaws of DDS Technologies USA, Inc., as amended and restated as of May 16, 2006

4.1	Certificate of Designation of Preferences, Rights and Limitations of Series A-1 6% Convertible Preferred Stock, dated May 16, 2006

4.2	Form of Long Term Warrant

10.1	Stock Option Agreement, dated as of May 16, 2006, by and between DDS Technologies USA, Inc. and Spencer L. Sterling